SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

Reported):  February 4, 2005

Credit Suisse First Boston Mortgage Securities Corp.
Home Equity Loan Trust Series 2000-HE1

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
(Exact name of registrant as specified in its charter)
Delaware	333-37616-04	13-3320910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Eleven Madison Avenue New York, New York 10010
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (212) 325-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On February 4, 2005, the trustee received the following notice from Credit Suisse First Boston LLC, as holder of the largest percentage interest of the Class X Certificates:

Pursuant to Section 9.01 of the Pooling and Servicing Agreement, dated as of December 1, 2000, relating to Credit Suisse First Boston Mortgage Securities Corp. Home Equity Loan Trust 2000-HE1, Home Equity Loan Pass-Through Certificates, Series 2000-HE1 (the “Pooling Agreement”), Credit Suisse First Boston LLC as the holder of the largest Percentage Interest of the Class X Certificates hereby notifies you that it exercising its option to purchase all of the Home Equity Loans and each REO Property remaining in REMIC I in accordance with the Pooling Agreement.  Capitalized terms used but not defined herein have the meanings assigned to them in the Pooling Agreement.

SIGNATURES

Pursuant to the  requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Credit Suisse First Boston Mortgage Securities Corp. By: /s/ Bruce S. Kaiserman Name: Bruce S. Kaiserman Title: Vice President

Dated:  February 10, 2005